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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to the Registration Statement of GenTek Inc. (File No. 333-94297) of our report dated February 11, 1999
(March 18, 1999 as to Notes 1 and 3 and July 12, 1999 as to Note 18), appearing in the Prospectus, which is a part of this Registration Statement.


     We also consent to the reference to us under the headings 'Summary Historical and Pro Forma Financial Data', 'Selected Financial Data' and 'Experts' in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of GenTek Inc., listed in
Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

January 24, 2000